Exhibit 10.3

Continuing Guaranty

TO:    Wells Fargo Bank, National Association

Section 1.      Guaranty; Definitions.  In consideration of the credit and other financial accommodations heretofore, now or hereafter extended or made to Lifecore Biomedical, LLC, a Minnesota limited liability company (the “Borrower”), by Wells Fargo Bank, National Association (“Bank”) pursuant to the terms and conditions of (i) that certain Credit Agreement, dated as of the date hereof, between the Borrower and Bank (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), (ii) that certain Reimbursement Agreement dated on or after the date hereof between the Borrower and the Bank (as amended, modified, restated and/or supplemented from time to time, the “Reimbursement Agreement;” and together with the Credit Agreement, the “Agreements”) and for other valuable consideration, the undersigned Landec Corporation (“Guarantor”), jointly and severally unconditionally guarantees and promises to pay to Bank, or order, on demand in lawful money of the United States of America and in immediately available funds, any and all Obligations (as such term is defined in each of the Agreements) of the Borrower to Bank.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreements.

Section 2.      Successive Transactions; Revocation; Obligation Under Other Guaranties.  This is a continuing guaranty and all rights, powers and remedies hereunder shall apply to all past, present and future Obligations, including those arising under successive transactions which shall either continue the Obligations, increase or decrease them, or from time to time create new Obligations after all or any prior Obligations have been satisfied, and notwithstanding the dissolution, liquidation or bankruptcy of the Borrower or Guarantor or any other event or proceeding affecting the Borrower or Guarantor.  This Guaranty shall not apply to any new Obligations created after actual receipt by Bank of written notice of its revocation as to such new Obligations; provided however, that Loans or other Obligations arising after revocation under commitments existing prior to receipt by Bank of such revocation, and extensions, renewals or modifications, of any kind, of Obligations incurred by the Borrower or committed by Bank prior to receipt by Bank of such revocation, shall not be considered new Obligations.  Any such notice must be sent to Bank by registered U.S. mail, postage prepaid, addressed to its office at 400 Hamilton Avenue, Palo Alto, California 94302, or at such other address as Bank shall from time to time designate.  Any payment by Guarantor shall not reduce Guarantor’s maximum obligation hereunder unless written notice to that effect is actually received by Bank at or prior to the time of such payment.  The obligations of Guarantor hereunder shall be in addition to any obligations of Guarantor under any other guaranties of any liabilities or obligations of the Borrower or any other persons heretofore or hereafter given to Bank unless said other guaranties are expressly modified or revoked in writing; and this Guaranty shall not, unless expressly herein provided, affect or invalidate any such other guaranties.

Section 3.      Obligations Joint And Several; Separate Actions; Waiver Of Statute Of Limitations; Reinstatement Of Liability.  The obligations hereunder are joint and several and independent of the Obligations of the Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against the Borrower or any other person, or whether the Borrower or any other person is joined in any such action or actions.  Guarantor acknowledges that this Guaranty is absolute and unconditional, there are no conditions precedent to the effectiveness of this Guaranty, and this Guaranty is in full force and effect and is binding on Guarantor as of the date written below, regardless of whether Bank obtains collateral or any guaranties from others or takes any other action contemplated by the Agreements.  Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof, and Guarantor agrees that any payment of any Obligations or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to Guarantor’s liability hereunder.  The liability of Guarantor hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent for any reason any amount at any time paid on account of any Obligations guaranteed hereby is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.  The determination as to whether any amount so paid must be rescinded or restored shall be made by Bank in its sole discretion; provided however, that if Bank chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys’ fees, expended or incurred by Bank in connection therewith, including without limitation, in any litigation with respect thereto.

Section 4.      Authorizations To Bank.  Guarantor authorizes Bank either before or after revocation hereof, without notice to or demand on Guarantor, and without affecting Guarantor’s liability hereunder, from time to time to:  (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Obligations or any portion thereof, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Bank in its discretion may determine; (d) release or substitute any one or more of the endorsers or any other guarantors of the Obligations, or any portion thereof, or any other party thereto; and (e) apply payments received by Bank from the Borrowers to any Obligations of the Borrowers to Bank, in such order as Bank shall determine in its sole discretion, whether or not such Obligations are covered by this Guaranty, and Guarantor hereby waives any provision of law regarding application of payments which specifies otherwise.  Bank may without notice assign this Guaranty in whole or in part.

Section 5.      Representations And Warranties.  Guarantor represents and warrants to Bank that: (a) this Guaranty is executed at the Borrower’s request; (b) Guarantor shall not, without Bank’s prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or a substantial or material part of Guarantor’s assets other than in the ordinary course of Guarantor’s business; provided, however, Guarantor may sell (i) its interest in Landec Ag, Inc. or Cal Ex Trading Company or (ii) intellectual property assets not related to the Borrower, notwithstanding this clause (b); (c) Bank has made no representation to Guarantor as to the creditworthiness of the Borrower; and (d) Guarantor has established adequate means of obtaining from the Borrower on a continuing basis financial and other information pertaining to the Borrower’s financial condition.  Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder, and Guarantor further agrees that Bank shall have no obligation to disclose to Guarantor any information or material about either Borrower which is acquired by Bank in any manner.

Section 6.       Guarantor’s Waivers.

(a)        Guarantor waives any right to require Bank to: (i) proceed against the Borrower or any other person; (ii) marshal assets or proceed against or exhaust any security held from the Borrower or any other person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from the Borrower or any other person; (iv) take any action or pursue any other remedy in Bank’s power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Bank as security for or which constitute in whole or in part the Obligations guaranteed hereunder, or in connection with the creation of new or additional Obligations.

(b)        Guarantor waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of the Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Obligations of the Borrower or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of the Borrower, or any defect in the formation of the Borrower; (iv) the application by the Borrower of the proceeds of any Obligations for purposes other than the purposes represented by the Borrower to, or intended or understood by, Bank or Guarantor; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of the Borrower or any portion of the Obligations by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against the Borrower; (vi) any impairment of the value of any interest in any security for the Obligations or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of the Obligations, in any form whatsoever, including any modification made after revocation hereof to any Obligations incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Obligations or any portion thereof, including increase or decrease of the rate of interest thereon; or (viii) any requirement that Bank give any notice of acceptance of this Guaranty.  Until all Obligations shall have been paid in full and the Commitment by the Bank to extend credit to the Borrower expires or terminates, Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Bank now has or may hereafter have against the Borrower or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank.  Guarantor further waives all rights and defenses Guarantor may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Obligations, destroys Guarantor’s rights of subrogation or Guarantor’s rights to proceed against the Borrower for reimbursement, or (B) any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of either Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the Borrower’s Obligations, whether by operation of Sections 726, 580a or 580d of the California Code of Civil Procedure as from time to time amended, or otherwise, including any rights Guarantor may have to a Section 580a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Obligations.

Section 7.       Financial Information.  Guarantor will deliver, or cause to be delivered, the Bank each of the following, which shall be in form and detail acceptable to the Bank:

(i)        As soon as available, and in any event within 90 days after the end of each fiscal year of Guarantor (or 120 days in the case of filing Guarantor’s Form 10-K with the Securities and Exchange Commission), Guarantor will deliver, or cause to be delivered, to Bank, Guarantor’s audited financial statements with the unqualified opinion of independent certified public accountants selected by Guarantor and reasonably acceptable to Bank, which annual financial statements shall include Guarantor’s balance sheet as at the end of such fiscal year and the related statements of Guarantor’s income, reconciliation of retained earnings and cash flows for the fiscal year then ended, prepared on a consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (A) copies of all management letters prepared by such accountants; and (B) a certificate of the chief financial officer of Guarantor stating that such financial statements have been prepared in accordance with GAAP, fairly represent Guarantor’s financial position and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Default or Event of Default as a result of the Guarantor’s failure to comply with the financial covenants applicable to it set forth in Section 6.3(b) of the Credit Agreement and, if so, stating in reasonable detail the facts with respect thereto.

(ii)       As soon as available, and in any event within 45 days after the end of each fiscal quarter of Guarantor, Guarantor will deliver, or cause to be delivered, to Bank, Guarantor’s internally-prepared consolidating financial statements, which financial statements shall include Guarantor’s balance sheet as at the end of such fiscal quarter and the related statements of Guarantor’s income, reconciliation of retained earnings and cash flows for the fiscal quarter then ended, prepared on a consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP.

(iii)      Concurrently with the delivery of the financial statements set forth in clause (ii) above, Guarantor will deliver a certificate of the chief financial officer of Guarantor, substantially in the form of Exhibit B-2 to the Credit Agreement stating all relevant facts in reasonable detail to evidence, and the computations as to, whether or not Guarantor is compliance with the Financial Covenants set forth in Section 6.3(b) of the Credit Agreement.

Section 8.       Contribution to Borrower.  Notwithstanding anything contained herein to the contrary, (i) in the event that the Borrower is not in compliance with the Financial Covenants set forth in Section 6.3(a) of the Credit Agreement at any time the same are to be determined, Guarantor irrevocable agrees to, within 50 days after the last day of the relevant fiscal quarter of the Borrower, invest cash into the Borrower in the form of equity in an amount not less than the amount necessary to bring the Borrower into compliance with such section and (ii) in the event that the Borrower is not permitted to make the Contingent Purchase Price Payments under Section 6.30(b) of the Credit Agreement, Parent shall make such Contingent Purchase Price Payments directly to Seller in accordance with its guaranty delivered to Seller in accordance with the Stock Purchase Agreement.

Section 9.       Remedies; No Waiver.  All rights, powers and remedies of Bank hereunder are cumulative.  No delay, failure or discontinuance of Bank in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy.  Any waiver, permit, consent or approval of any kind by Bank of any breach of this Guaranty, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

Section 10.     Costs, Expenses And Attorneys’ Fees.  Guarantor shall pay to Bank within fifteen (15) days after written demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), expended or incurred by Bank in connection with the enforcement of any of Bank’s rights, powers or remedies and/or the collection of any amounts which become due to Bank under this Guaranty, and the prosecution or defense of any action in any way related to this Guaranty, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Guarantor or any other person or entity.  All of the foregoing shall be paid by Guarantor with interest from the date of written demand until paid in full at a rate per annum equal to the Default Rate then applicable under the Note.

Section 11.     Successors; Assignment.  This Guaranty shall be binding upon and inure to the benefit of permitted successors and assigns of the parties; provided however, that Guarantor may not assign or transfer any of its interests or rights hereunder without Bank’s prior written consent; provided further that Bank may not assign, transfer, negotiate or grant participations in any of its rights under this Guaranty except in connection with an assignment, transfer, negotiation or participation of its rights permitted under the Agreements.

Section 12.     Amendment.  This Guaranty may be amended or modified only in writing signed by Bank and Guarantor.

Section 13.     Application Of Singular And Plural.  In all cases where there is but a single Borrower, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the word “Borrower” and the word “Guarantor” respectively shall mean all or any one or more of them as the context requires.

Section 14.     Understanding With Respect To Waivers; Severability Of Provisions.  Guarantor warrants and agrees that each of the waivers set forth herein is made with Guarantor’s full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law.  If any waiver or other provision of this Guaranty shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Guaranty.

Section 15.     Governing Law.  This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

Section 16.     Notices.  All notices, requests and demands required under this Guaranty shall be delivered in the manner set forth in the Credit Agreement.

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In Witness Whereof, the undersigned Guarantor has executed this Guaranty as of April 30, 2010.

Landec Corporation

By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Chief Financial Officer